                    TRIMAS CORPORATION SUBSIDIARY LIST - 10-K

Arrow Engine Company (Delaware corporation)
Canadian Gasket & Supply, Inc. (Ontario corporation)
Cequent Electrical Products, Inc. (Michigan corporation)
Cequent Electrical Products de Mexico, S. de R.L. de C.V. (Mexico corporation)
Cequent Towing Products, Inc. (Delaware corporation)
Cequent Towing Products of Canada Ltd. (Ontario corporation)
Cequent Trailer Products, Inc. (Delaware corporation)
Cequent Trailer Products, S.A. de C.V. (Mexico)
Commonwealth Disposition, LLC (Delaware corporation)
Compac Corporation(Delaware corporation)
Cequent Consumer Products, Inc. (Ohio corporation)
Englass Group Limited (U.K.)
Fittings Products Co., LLC (Delaware limited liability company)
HammerBlow Company, LLC (Wisconsin limited liability company)
HammerBlow, LLC (Delaware limited liability company)
Heinrich Stolz Gmbh (Germany)
Hidden Hitch Acquisition Company (Delaware corporation)
Hitch'N Post, Inc. (Delaware corporation)
K.S. Disposition, Inc. (Michigan corporation)
Keo Cutters, Inc. (Michigan corporation)
Lake Erie Products Corporation (Ohio corporation)
Lamons Gasket Company (Delaware corporation)
Monogram Aerospace Fasteners, Inc. (Delaware corporation)
NI Industries, Inc. (Delaware corporation)
NI Foreign Military Sales Corp. (Delaware corporation)
Norris Cylinder Company (Delaware corporation)
Reska Spline Products, Inc. (Michigan corporation)
Richards Micro-Tools, Inc. (Delaware corporation)
Rieke Canada Limited (Ontario corporation)
Rieke Corporation (Indiana corporation)
Rieke Corporation (S) Pte. Ltd. (Singapore)
Rieke de Mexico, S.A. de C.V.  (Mexico corporation)
Rieke Italia S.R.L. (Italy corporation)
Rieke Leasing Co., Incorporated (Delaware corporation)
Rieke of Mexico, Inc. (Delaware corporation)
Rieke Packaging Systems Australia Pty. Ltd. (Australia)
Rieke Packaging Systems Brasil Ltda. (Brazil)
Rieke Packaging Systems (Hangzhou) Co., Ltd. (China)
Rieke Packaging Systems Iberica, S.L. (Spain)
Rieke Packaging Systems Limited (U.K.)
Rola Roof Rack Pty. Ltd. (Australia)
Roof Rack Industries Pty. Ltd. (Australia)
Top Emballage, S.A.S. (France)
TriMas Company LLC (Delaware corporation)
TriMas Corporation Limited (U.K.)
TriMas Corporation, Pty. Ltd. (Australia)
TriMas Fasteners, Inc. (Delaware corporation)
TriMas Holdings Australia Pty. Ltd. (Australia)
TriMas Industries Pty. Ltd. (Australia)
TriMas Services Corp. (Delaware corporation)
TSPC, Inc. (Nevada corporation)

CERTAIN COMPANIES MAY ALSO USE TRADE NAMES OR OTHER ASSUMED NAMES IN THE CONDUCT
OF THEIR BUSINESS.